                                                            EXHIBIT 11


            VARCO INTERNATIONAL, INC.
            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                            Three Months Ended
                                                                 March 31 1995
                                                            ------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                             $2,913,000


                                                                 Total Number       Average Number    Stock Option    Shares Used
                                                   Number of    of Shares after       of Shares       Equivalent     To Calculate
                                                      Days         Weighing          Outstanding        Shares           EPS
- ---------------------------------------------------------------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

     Three Months Ended March 31, 1995                 90        3,002,305,918        33,358,955        233,045       33,592,000

C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share = Net Income After Tax
                      ------------------------
                      Total Shares Outstanding

   Income Per Share =

    Three Months Ended March 31, 1995   2,913,000   =   $0.09
                                       ----------
                                       33,592,000

                                                            EXHIBIT 11


            VARCO INTERNATIONAL, INC.
            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                            Three Months Ended
                                                                 March 31 1996
                                                            ------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                             $3,028,000


                                                                 Total Number       Average Number    Stock Option    Shares Used
                                                   Number of    of Shares after       of Shares       Equivalent     To Calculate
                                                      Days         Weighing          Outstanding        Shares           EPS
- ---------------------------------------------------------------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

     Three Months Ended March 31, 1996                 91        2,747,512,520        30,192,445        535,138       30,727,583

C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share = Net Income After Tax
                      ------------------------
                      Total Shares Outstanding

   Income Per Share =

    Three Months Ended March 31, 1996   3,028,000   =   $0.10
                                       ----------
                                       30,727,583